Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 Amendment No. 2 (Registration No. 333-299403) of the Annual Report on Form 10-K of Drilling Tools International Corporation (the Company) for the year ended December 31, 2025, which includes our report relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023, dated March 14, 2025 except as to Note 17, which is dated March 6, 2026.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas

November 6, 2026